Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into between Barfresh Food Group Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company is offering up to $8,000,000 of its securities to ‘accredited investors’ as defined in Rule 501 of the Securities Act; and

WHEREAS, the Company desires to issue and sell to Purchasers, and Purchasers desires to purchase from the Company, convertible promissory notes of the Company (in the form attached hereto as Exhibit A), convertible into shares of common stock of the Company, and warrants to purchase shares of Common Stock of the Company (in the form attached hereto as Exhibit B), as more fully described in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“Business Day” means any day except Saturday, Sunday, any day that is a federal legal holiday in the United States, a legal holiday in France or any day on which banking institutions in the State of California or France are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning in Section 2.1(b).

“Closing Date” shall have the meaning in Section 2.1(b).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.000001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Note” means the 2026 Convertible Debt Series A promissory note issuable upon each Closing in the form attached hereto as Exhibit A.

“Disclosure Schedules” means the Disclosure Schedules of the attached hereto, and incorporated herein by reference.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Registration Rights Agreement of even date herewith attached hereto as Exhibit C.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, Warrants, Conversion Shares and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The OTC Markets, the NASDAQ Stock Market or the New York Stock Exchange, or any successor markets.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Notes, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, with a mailing address of 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, or any successor transfer agent of the Company.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means the Common Stock Purchase Warrants issuable upon each Closing in the form attached hereto as Exhibit B.

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ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon execution of this Agreement, and upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase and fund a Note and Warrant in an amount equal to the Subscription Amount.

(b) The closing (the “Closing”) shall take place upon the execution of this Agreement, provided that the Closing shall be on a Business Day (the “Closing Date”).

(c) Purchaser shall deliver to the Company, and the Company shall deliver to Purchaser, the items set forth in Section 2.2. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall be deemed to have occurred at the Company’s executive office or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) a Note registered in the name of Purchaser in accordance with this Agreement in the principal amount equal to the amount subscribed;

(ii) a Warrant issued in the name of Purchaser in accordance with this Agreement providing the ability to purchase shares of Common Stock equal to 100% of the subscribed amount;

(iii) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date; and

(iv) the Registration Rights Agreement.

(b) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the subscribed amount by wire transfer of immediately available funds, in accordance with the Company’s written wire instructions; and

(ii) the Registration Rights Agreement.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on each Closing Date of the representations and warranties of the Purchaser contained herein;

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to each Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

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(b) The obligations of the Purchaser hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect (defined in Section 3.1(b) below) with respect to the Company since the date hereof; and

(v) trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Closing), and, at any time prior to each Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the Company’s SEC Reports (hereinafter defined in Section 3.1(h)). The Company owns, directly or indirectly, the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable) (subject to the payment of estimated franchise taxes for the current fiscal year), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”), and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Company’s board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of the Notes and Warrants and consummation of the transactions contemplated hereby based upon a reasonable belief that the principal provided thereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation and that the funding will not be used for any personal, family or household purpose.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.

(g) Capitalization. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Company’s SEC Reports and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of the Securities. Other than with Unibel, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Each Note and Warrant issued to a Purchaser will have identical terms and be on the same forms as set forth herein (except that the holder, date of issuance, principal amount or number of shares purchasable may differ in each Note or Warrant, as the case may be) and there are no side letters or other agreements with any Purchaser except disclosed in the SEC Reports prior to the date hereof.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as specifically disclosed in the Company’s SEC Reports filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or pursuant to conversion of outstanding debt. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(j) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company that could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or as otherwise set forth on Schedule 3.1(q), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the amount permitted under Item 404 of Regulation S-K other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(t) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, which has not been addressed, contested or appealed and/or for which an extension of time to come into compliance has been granted.

(u) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided Purchaser or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(v) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(w) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) Accountants. The Company’s accounting firm is Eide Bailly LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

(aa) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants.

(bb) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(dd) Certain Fees. No brokerage or finder’s fees or commissions om excess of 6% of the subscribed amount are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(ee) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(ff) Application of Takeover Protections. The Company and the board of directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.2 Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants (severally and not jointly or jointly and severally; and only as to itself and not as to any other Purchaser) as of the date hereof, and as of each Closing Date to the Company as follows:

(a) Organization; Authority. If an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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(c) Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any portion of the Note or exercises any portion of the Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Investment Risks. Purchaser acknowledges and understands that an investment in the Securities involves a high degree of risk, including the potential for the entire loss of Purchaser’s investment.

(e) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Short Sales and Confidentiality Prior To The Date Hereof. Other than consummating the transactions contemplated hereunder, Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h) Non-Reliance on Statements of Agents. Purchaser represents and warrants that Purchaser has not relied on statements of any officer, director, employee or agent, or any of their agents, counsel or affiliates, of the Company not contained in this Agreement, the Company’s website (http://barfresh.com/presentations) or the Company’s SEC Filings in evaluating the merits of an investment in the Securities or in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by the Transaction Documents.

(i) Certain Fees. Purchaser has not entered into any agreement or arrangement entitling any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person to brokerage or finder’s fees or commissions with respect to the transactions contemplated by the Transaction Documents. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person other than as disclosed herein in Schedule 3.1(dd), if any, for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Purchaser under this Agreement.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. Certificates evidencing the Conversion Shares and/or Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Conversion Shares and/or Warrant Shares pursuant to Rule 144 or (ii) if such Conversion Shares and/or Warrant Shares are eligible for sale under Rule 144, (provided that Purchaser provides the Company with an assurance letter, which shall not include an opinion of Purchaser’s counsel, in the form reasonably satisfactory to Company’s legal counsel, that such Conversion Shares and/or Warrant Shares are eligible for sale, assignment or transfer under Rule 144) or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section, except in accordance with applicable law. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by Purchaser.

4.2 Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Securities may be sold without restriction, the Company covenants to file in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

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4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser or that would be integrated with the offer or sale of the Securities to the Purchaser for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall issue a press release and Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. No Purchaser shall issue any press release or otherwise make any public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior consent of Purchaser, except (i) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser (not including its agents or counsel) with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for debt refinancing, capital expenditures, working capital and general operating expenses of the business.

4.7 Indemnification.

(a) Indemnification of Purchaser. Subject to the provisions of this Section 4.7, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

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(b) Indemnification of Company. Subject to the provisions of this Section 4.7, Purchaser will indemnify and hold the Company and its directors, officers, shareholders, members, partners, employees and agents harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Company may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement. If any action shall be brought against the Company in respect of which indemnity may be sought pursuant to this Agreement, the Company shall promptly notify Purchaser in writing, and the Purchaser shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Company. The Company shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company except to the extent that (i) the employment thereof has been specifically authorized by the Purchaser in writing, (ii) the Purchaser has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of Purchaser, in which case the Purchaser shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Purchaser will not be liable to the Company under this Agreement (i) for any settlement by the Company effected without the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed; (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any of the Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or (iii) in an amount in excess of Purchaser’s gain upon Purchaser’s sale of the Conversion Shares and/or Warrant Shares acquired pursuant to this Agreement.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Conversion Shares and Warrant Shares pursuant to conversion of the Notes and exercise of the Warrants.

4.9 Listing of Common Stock; Certificates. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on a Trading Market. The Company will take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. As promptly as practicable after the conversion of any Note and the issuance of the Conversion Shares or exercise of any Warrant and the issuance of the Warrant Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing such shares (if certificated) to Purchaser, or if such shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the shares held by Purchaser.

4.10 Short Sales and Confidentiality After The Date Hereof. Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.11 Form D; Blue Sky Filings. The Company agrees to file in a timely manner a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.12 Registration Rights. Holders of the Securities shall have the registration rights set forth in the Registration Rights Agreement.

4.13 Price Adjustment. If the Company should sell any of its securities in a capital-raising transaction at a price lower than the conversion price of the Notes while any Note is outstanding, the per share conversion price will be adjusted to such lower price. The exercise price of the Series R Warrant shall be adjusted so that it is 110% of the adjusted per share conversion price.

4.14 Priority of Note. The Notes will be senior to any other unsecured debt of the Company. The Company shall obtain the approval of the Purchasers holding a majority of the principal amount of the Notes then outstanding prior to incurring any debt out of the ordinary course of business greater than $1,000,000. The Company is permitted to refinance the dairy plant and to obtain equipment financing and/or equipment leasing.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall further be responsible for the payment of its transfer agent fees and the fees and expenses of DTC . The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number set forth on the signature pages attached hereto or the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (PST) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (PST) on any Business Day, (c) the 3rd Business Day following the date of mailing, if sent by internationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and each of their successors and permitted assigns.

5.7 Assignment. Purchaser acknowledges that it may not assign any of its rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without force or effect.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Los Angeles, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.10 Survival. The representations and warranties and obligations contained in this Agreement (including, without limitation, the obligations under Section 2.4 of this Agreement) shall survive each Closing and the delivery of the Notes, Warrants, Conversion Shares and Warrant Shares.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. Notwithstanding anything in this Agreement to the contrary, each representation, warranty and covenant contained in this Agreement will have independent significance, even if any conduct or state of facts may be within the scope of two or more representations, warranties or covenants; provided, however, that in no event shall any party be entitled to any duplicative recovery hereunder for the same loss.

5.15 Effect of Investigation. The right to indemnification under Section 4.7 shall not be affected by any investigation or audit conducted prior to or after Closing or the knowledge of any party of any breach of a representation or warranty or covenant by any other party at any time. Each party shall have the right, irrespective of any knowledge or investigation, to rely fully on the representations and warranties and covenants of the other parties herein and the other Transaction Documents.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated below.

BARFRESH FOOD GROUP inc.		Address for Notice:

BARFRESH FOOD GROUP, inc.
3600 Wilshire Boulevard, Suite 1720
By:		Los Angeles, CA 90010
Name:	Lisa Roger	Attention:	Riccardo Delle Coste,
Title:	Chief Financial Officer		Chief Executive Officer
Date:		Email:	riccardo@barfresh.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Company signature page]

[PURCHASER SIGNATURE PAGES TO BARFRESH FOOD GROUP INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENTITY, TRUST, ETC. PURCHASERS	INDIVIDUAL PURCHASERS

Entity Name:

Signature:	Signature:

Name:	Name:

Title:

Date:	Date:

Email:

Fax:

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Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $

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DISCLOSURE SCHEDULES

Any disclosure made by the Company in this Disclosure Schedule shall constitute an exception or responsive information, as the context requires, to the representation and warranties, covenants or agreements of the Company contained in the Agreement. Inclusion of any item in this Disclosure Schedule shall not constitute an admission that a violation, right of termination, default, liability, or other obligation of any kind exists with respect to such item, but rather is intended only to qualify the representations and warranties, covenants or agreements of the Company contained in the Agreement. The inclusion of any item in this Disclosure Schedule shall not be deemed an admission that such item is a material fact, event, or circumstance or that such item has had or would be reasonably likely to have a material adverse effect on the Company. Any matter disclosed in one schedule shall also be deemed to constitute an exception to all other representations and warranties, covenants or agreements of the Company in the Agreement to which such disclosure reasonably relates. Any appendices or exhibits attached to this Disclosure Schedule form an integral part of the sections or subsections of this Disclosure Schedule into which they are incorporated by reference for all purposes as if fully set forth in this Disclosure Schedule, including for purposes of cross-application to other sections or subsections of this Disclosure Schedule to the extent that it is reasonably apparent such appendices or exhibits apply to such other sections or subsections of this Disclosure Schedule.

Matters set forth in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in this Disclosure Schedule. Such additional matters are set forth for informational purposes, and this Disclosure Schedule does not necessarily include other matters of a similar nature. In no event shall the listing of such matters in this Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the Company representations and warranties, covenants or agreements contained in the Agreement, and nothing in this Disclosure Schedule shall influence the construction or interpretation of any of the representations and warranties, covenants or agreements contained in the Agreement. The captions contained in this Disclosure Schedule are for reference purposes only and do not form a part of this Disclosure Schedule.

Schedule 3.1(g)

As of the date of the Agreement, the Company’s capitalization includes 16,834,024 shares of Common Stock, on a fully diluted basis, including 16,104,853 shares of Common Stock, 536,901 shares of Common Stock issuable upon exercise of options, 108,554 shares issuable upon settlement of restricted stock units, 43,716 shares issuable upon settlement of performance share units, and 40,000 shares of restricted Common Stock.

EXHIBIT A

See attached Form of Convertible Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM, INCLUDING PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTE.

$________	Issuance Date:______, 2026

BARFRESH FOOD GROUP INC.

CONVERTIBLE Promissory Note

No. _____

FOR VALUE RECEIVED, Barfresh Food Group Inc., a Delaware corporation (“Company”), promises to pay to the order of ___________ (“Holder”), or its permitted assigns, in lawful money of the United States of America the principal sum of [amount] ($________), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to ten percent (10.0%) per annum (the “Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days (collectively, together with the Other Fees (as defined below), the “Obligations”). To the extent this Note has not been repaid, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) twenty-four (24) months after the issuance date (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is one of a series of Convertible Promissory Notes called the 2026 Convertible Debt Series A Note (the “2026 Series A Notes”) issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, principal amount and date of issuance may differ in each note). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated March __, 2026, pursuant to which this Note was originally issued (as amended and/or restated from time to time, the “Purchase Agreement”).

1. Interest. Unless provided otherwise hereunder, interest will accrue from the Issuance Date of this Note on the original principal amount at the Interest Rate for twelve (12) months, regardless of the earlier payment or conversion of this Note (the “Minimum Interest Obligation”). Interest will be paid quarterly, beginning April 1, 2026, and can be paid in either cash or in shares of the Company’s Common Stock, at the option of the Company. If paid in stock, the shares must be registered and valued at a 10% discount to the 10-day volume-weighted average price as of the immediately preceding Trading Day prior to date of payment.

2. Payments. All payments hereunder shall be made in lawful money of the United States of America at such place or to such account as Holder may from time to time designate in writing to the Company, without set-off of any kind. Payments will be credited first to Other Fees, then to accrued but unpaid interest and the remainder applied to principal. The Company agrees it will offer all pre-payments on this Note on a pro rata basis with its pre-payments on the other Series A Notes so that the pre-payment on each Series A Note is the same percentage of the total payments made on all Series A Notes as the indebtedness under each Series A Note is of the total indebtedness under all Series A Notes. In the event the Holder of this Note receives a payment in excess of its pro rata share, the Holder agrees that the excess will be paid to the holders of the other Series A Notes.

3. Prepayment. This Note may be paid, in whole or in part, at any time prior to the Maturity Date. Any prepayment shall be made pro rata on all outstanding 2026 Series A Notes. Prepayment of the Note shall include an amount necessary to pay the Minimum Interest Obligation, together with a prepayment penalty equal to five percent (5%) on the amount of principal being prepaid, so long as the amount of the Note principal being prepaid does not exceed fifty percent (50%) of the original principal amount of the Note. If the amount of the Note principal being prepaid exceeds fifty percent (50%) of the original principal amount of the Note, the prepayment penalty shall equal ten percent (10%) on the amount of principal being prepaid. The Company shall provide the Holder with seven (7) Business Days’ notice of the prepayment.

4. Conversion.

(a) Conversion by Holder. At any time prior to the Maturity Date, and on no more than ten (10) occasions, Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount under the Note and accrued but unpaid interest thereon, into shares of Common Stock, at $2.90 per share (the “Per Share Conversion Price”). Holder shall exercise such conversion right by delivery to the Company of a written notice of conversion (a “Notice of Conversion by Holder”), substantially in the form annexed hereto as Exhibit A.

The Holder shall not be entitled to convert on a conversion date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on that conversion date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a conversion date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such conversion date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 4(a) will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder.  The Holder may void the conversion limitation described in this Section 4(a) upon and effective after 65 days prior written notice to the Borrower.  The Holder may allocate which of the equity securities of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

(b) Adjustment of Per Share Conversion Price. Should the Company sell any of its securities in a capital-raising transaction at a price lower than $2.90 per share while any Notes are outstanding, the Per Share Conversion Price will adjust to that lower price.

(b) Conversion by the Company. At any time prior to the Maturity Date, the Company shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding principal amount under the Note and accrued but unpaid interest thereon, into shares of Common Stock, at the Per Share Conversion Price, if the Common Stock of the Company trades on its principal Trading Market at 150% of the Per Share Conversion Price for 20 out of the preceding 30 consecutive Trading Days. The Company shall exercise such conversion right by delivery to the Holders of a written notice of conversion (a “Notice of Conversion by Company”), substantially in the form annexed hereto as Exhibit B, given at least seven (7) Business Days prior to the date of conversion. The Company agrees that it will convert this Note on a pro rata basis with its conversion on the other Series A Notes, so that the amount converted is the same percentage of the total amount converted on all Series A Notes as the indebtedness under each Series A Notes is of the total indebtedness under all Series A Notes.

(c) Certificates. As promptly as practicable after the conversion of this Note and the issuance of the shares of Common Stock, the Company (at its expense) will issue and deliver a certificate or certificates evidencing such shares (if certificated) to Holder, or if such shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the shares held by the Holder.

(d) Adjustments. For the avoidance of doubt, it is acknowledged that Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock that occur prior to the conversion of this Note.

5. Events of Default. If any of the events specified in this Paragraph 4 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare all Obligations hereunder immediately due and payable, by notice in writing to the Company:

(a) Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

(b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

(c) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d) A material breach by the Company of any of its representations or covenants contained herein; or

(e) Any declared default of the Company under any other material indebtedness that gives the holder thereof the right to accelerate such other indebtedness.

6. Subordination.

(a) This Note is a general unsecured obligation of the Company.

(b) This Note is senior to any other unsecured debt of the Company, but subordinated in right of payment to all current asset-backed loan indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to persons or entities regularly engaged in the business of lending money (the “Senior Debt”). The Company shall obtain the approval of the those holding a majority of the principal amount of the Notes then outstanding prior to incurring any debt out of the ordinary course of business in an amount greater than $1,000,000. The Company is permitted to refinance the dairy plant and to obtain equipment financing and/or equipment leasing. The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which with the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors or until the Senior Debt is paid in full).

7. Transfer; Successors and Assigns. The terms and conditions of this Note will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the prior written consent of the Holder; provided, further, that Holder may assign its rights under this Note upon written notice to the Company. This Note may not be offered for sale, sold, transferred or assigned in the absence of an effective registration statement for the Note under the Securities Act of 1933, as amended (“1933 Act”), or an exemption therefrom, including pursuant to Rule 144 or Rule 144A under the 1933 Act. Notwithstanding the foregoing, this Note may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by this Note. In addition, this Note may not be transferred unless the transferee enters into a written agreement in form and substance reasonably acceptable to the Company pursuant to which the transferee agrees to be bound by all of the provisions of this Note. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. The Company’s Obligations are due only to the registered Holder of this Note.

8. Notices. Any notices or other communications required or permitted to be given under the terms of this Note that must be in writing will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; (iv) upon receipt, when sent by email, provided a confirmation of receipt is emailed to sender from recipient.

9. Amendments and Waivers. Any terms of this Note may be amended, modified or waived only with the written consent of the Company and Holder.

10. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

11. Enforcement Costs. If any action be commenced to enforce this Note, or to protect the interest of Holder, there shall be added to the amount due by the Company hereunder, the amount of any and all costs and expenses incurred by Holder in connection with such action, including but not limited to attorney’s fees (collectively, “Other Fees”), together with interest thereon, which shall be payable upon demand.

11. Reporting and Other Matters. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”), pursuant to the Securities Exchange Act of 1934, as amended, for the two years preceding the date hereof and all information Holder can reasonably be expected to require to make a decision to enter into this Note is disclosed in such filings. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing or quotation of the Company Common Stock on the trading market on which the Company Common Stock is currently listed or quoted. The Company’s entering into this Note does not contravene the rules and regulations of the trading market on which the Company Common Stock is currently listed or quoted, and no approval of the stockholders of the Company is required for the Company to enter into this Note. The Company shall use its best efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the trading market on which the Company Common Stock is currently listed or quoted, so long as any amounts are due to Holder under this Note. Neither the Company nor any of its subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on its listed market. In the event that the Company is no longer current in its reporting obligations under the Exchange Act, then the Company, upon request by Holder, shall provide to Holder financial statements, corporate updates, and other information that will allow Holder to evaluate its investment in the Note and determine the accounting value thereof (“Valuation Information”), on a basis no less frequent than quarterly.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issuance Date and Holder agrees to the terms and conditions of this Note.

COMPANY:
BARFRESH FOOD GROUP INC.,
a Delaware corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

Exhibit A

FORM OF NOTICE OF CONVERSION BY HOLDER

[Date]

Barfresh Food Group, Inc.

Attn. Chief Financial Officer

Dear _________:

The undersigned hereby elects to purchase the number of shares (“Shares”) of common stock of Barfresh Food Group Inc. a Delaware corporation (“Company”), and tenders herewith payment for the Shares in full, together with all applicable transfer taxes, if any, as follows:

2026 Series A Note
Date of Conversion
Principal being Converted Interest being Converted
Conversion Rate	$[___] per Share
Number of Shares to be Delivered

Payment for the Shares shall take the form of the cancellation of $ [___________] of the outstanding principal and interest, as indicated above, due under the 2026 Series A Convertible Promissory Note issued by the Company to the undersigned indicated above, as evidence of the cancellation of the amounts indicated above due under the Promissory Note.

Please issue a certificate and record such issuance in the books and records of the Company, representing said shares in the name and at the address listed above.

The undersigned represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[HOLDER]

By:
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF CONVERSION BY COMPANY

[Date]

[NAME AND ADDRESS OF HOLDER]

Dear _________:

Notice is hereby given that Barfresh Food Group Inc. a Delaware corporation (“Company”), elects to convert the principal and interest due under the 2026 Series A Convertible Promissory Note indicated below into the number of shares (“Shares”) of common stock of the Company, as follows:

2026 Series A Note
Date of Conversion
Principal being Converted Interest being Converted
Conversion Rate	$[___] per Share
Number of Shares to be Delivered

The issuance of the Shares to Holder shall be as evidence of the cancellation of the outstanding interest, as indicated above, due under the Convertible Promissory Note.

COMPANY:
BARFRESH FOOD GROUP INC.,
a Delaware corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

EXHIBIT B

See attached Form of Common Stock Purchase Warrant

NEITHER THIS SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

[FORM OF] SERIES-R COMMON STOCK PURCHASE WARRANT

BARFRESH FOOD GROUP INC.

Warrant Shares: R-1	Initial Issuance Date: March __, 2020

THIS SERIES-R COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [___________] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the four (4)-year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Barfresh Food Group Inc., a Delaware corporation (the “Company”), up to [___________] shares (the “Warrant Shares”) of Common Stock of the Company. The purchase price of one (1) Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, of even date herewith (the “Purchase Agreement”), among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or emailed electronic copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within three (3) Trading Days of the date said notice is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be Three Dollars ($3.20), subject to adjustment hereunder (the “Exercise Price”).

 c) Holder’s Restrictions. A Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 2(c) beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

 The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The limitations contained in this paragraph shall not apply to any holder of greater than 5% of the Common Stock of the Company prior to the Initial Exercise Date. The Beneficial Ownership Limitation provisions of this Section 2(c) may be waived by such Holder upon 65 days written notice to the Company.

 d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder or, if such shares are not certificated, a true and correct copy of the Company’s share register reflecting the shares held by the Holder, shall be transmitted by the Transfer Agent of the Company to the Holder by delivery to the address specified by the Holder in the Notice of Exercise within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such Warrant Shares, have been paid. The Warrant Shares shall bear a restrictive legend substantially similar to the restrictive legend placed on the Common Shares issued pursuant to the Purchase Agreement.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates representing the Warrant Shares or other evidence of issuance of the Warrant Shares pursuant to this Section 2(e)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

 iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a) Price-Adjustment Pursuant to Purchase Agreement.  The Exercise Price may be adjusted under Section 4.13 of the Purchase Agreement.

 b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then, in each case, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

 c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company provided that any such reduction is made in identical manner to all then unexercised Warrants held by Holders.

e) Notice to Holder/Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

 Section 4. Transfer of Warrant.

 a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay the Company’s costs and any transfer taxes incurred in connection with making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

 b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.1 of the Purchase Agreement.

Section 5. Purchase by Company. At any time prior to the Termination Date, the Company shall have the right, but not the obligation, to purchase this Warrant at a price equal to $0.01 per Warrant Share then issuable upon exercise of this Warrant, if the Common Stock of the Company trades on its principal Trading Market at 150% of the Exercise Price for 20 out of the preceding 30 consecutive Trading Days. The Company shall exercise this purchase right by delivery to the Holders of a written notice of purchase (a “Notice of Purchase by Company”), substantially in the form annexed hereto as Exhibit A, at least seven (7) Business Days prior to the purchase.

Section 6. Miscellaneous.

 a) Registration Rights. The holders of Warrants will be entitled to registration rights set forth in the Registration Rights Agreement referenced in the Purchase Agreement.

b) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

 c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

 e) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.

i) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o) Signature. This Warrant may be executed and delivered by PDF or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, as duly modified, and such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY:

BARFRESH FOOD GROUP INC.,
a Delaware corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

NOTICE OF EXERCISE

To: BARFRESH FOOD GROUP INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States by Wire Transfer; or

[  ] in lawful money of the United States by Cashier’s Check of immediately available funds drawn on a US banking institution.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature:

Name:

Title:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Dated:	_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT A

FORM OF NOTICE OF PURCHASE BY COMPANY

[Date]

[NAME AND ADDRESS OF HOLDER]

Dear _________:

Notice is hereby given that Barfresh Food Group Inc. a Delaware corporation (“Company”), elects to purchase the Series R Common Stock Purchase Warrant on [date] at a price equal to $0.01 per Warrant Share then issuable upon exercise of this Warrant.

COMPANY:

BARFRESH FOOD GROUP INC.,
a Delaware corporation

By:
Name:	Lisa Roger
Its:	Chief Financial Officer

EXHIBIT C

See attached Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is entered into by and among Barfresh Food Group Inc., a Delaware corporation (the “Company”), and the undersigned investors (individually, a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement entered into simultaneously herewith (the “Securities Purchase Agreement”), certain of the Purchasers have acquired from the Company convertible promissory notes convertible into shares of the Company’s Common Stock (“Conversion Shares”), and warrants to purchase common stock of the Company (“Warrant Shares”);

WHEREAS, the Company wishes to grant the Purchasers certain registration rights in respect of the Conversion Shares and Warrant Shares, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)	“Advice” has the meaning set forth in Section 7(c).

(b)	“Common Stock” means the common stock of the Company, par value $0.000001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

(c)	“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)	“Discontinuation Event” has the meaning set forth in Section 7(c).

(e)	“Effectiveness Period” has the meaning set forth in Section 2(a).

(f)	“Event” has the meaning set forth in Section 2(a).

(g)

“Filing Date” means, with respect to any Registration Statement required to be filed pursuant to Section 2 hereof, as soon as reasonably practicable, but a date no later than sixty (60) days following the date hereof.

(h)	“Holder” or “Holders” means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities.

(i)	“Indemnified Party” has the meaning set forth in Section 5(c).

(j)	“Indemnifying Party” has the meaning set forth in Section 5(c).

(k)	“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(l)	“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(m)	“Registrable Securities” shall mean (i) the Conversion Shares and Warrant Shares, and any shares of capital stock of the Company into which the Conversion Shares and Warrant Shares are convertible or exercisable, (ii) any Common Stock issued or issuable at any time or from time-to-time in respect of the Conversion Shares and/or Warrant Shares upon a stock split, stock dividend, recapitalization, exchange or other similar event involving the Company, and (iii) the Additional Shares (as defined in Section 2(a), below).

(n)	“Registration Expenses” has the meaning set forth in Section 4.

(o)	“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
(p)	“Requisite Information” has the meaning set forth in Section 2(c).

(q)	“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time-to-time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(r)	“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time-to-time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(s)	“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

(t)	“Selling Expenses” has the meaning set forth in Section 4

(u)	“Trading Market” means any of the FINRA Over-the-Counter Bulletin Board, the NASDAQ Stock Market or the New York Stock Exchange.

2.	Registration.

(a)	The Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. The Company shall use reasonable commercial efforts to file each Registration Statement no later than the Filing Date and to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when: (i) all Registrable Securities covered by such Registration Statement have been sold; or (ii) all Registrable Securities covered by such Registration Statement may be sold without registration under the Securities Act pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (each, an “Effectiveness Period”). If: (i) the Registration Statement is not filed on or prior to the Filing Date; or (ii), the Company or its counsel fail to respond to SEC comments related to the Registration Statement within 30 calendar days of receipt ((i) and (ii) collectively referred to herein as an “Event”), then (as full relief for the damages to the Purchaser by reason of the occurrence of any such Event, which remedy shall be exclusive of any other remedies available at law or in equity), Company shall issue to Holders, for each month (pro-rated for shorter periods) that an Event has occurred and is continuing, Shares equal to one percent (1%) of the aggregate Shares purchased by Purchaser in the offering (“Additional Shares”). The Additional Shares shall be issued to the Holders (at no cost to the Holders) in proportion to the number Registrable Securities held by such Holder on the Event Date.

(b)	The Company shall cause its counsel to issue a blanket opinion to the Company’s transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Holder and confirmation by the Holder that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(b) shall be delivered to the Holder within the time frame set forth above.

(c)	The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company, within 5 calendar days after written request therefor has been made by the Company, such information regarding the distribution of such Holder’s Registrable Securities as is required by law to be disclosed in the Registration Statement (the “Requisite Information”).

(d)	No Holder shall be entitled to use the Prospectus if such Holder shall have failed to furnish the information required by this Section 2(c), and such information with respect to such Holder shall have been included in the Prospectus, unless the Company shall have failed timely to fulfill its obligations under this Section. If any information furnished to the Company by a Holder for inclusion in a Registration Statement or the Prospectus becomes materially misleading, such Holder agrees (i) to furnish promptly to the Company all information required to be disclosed in such Registration Statement in order to make the information previously furnished to the Company not materially misleading and (ii) to stop selling or offering for sale Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of a supplemented or amended Prospectus correcting such disclosure. The Company shall have no obligation to keep a Prospectus usable with respect to a particular Holder or to give notice that a Prospectus is not usable by such Holder to the extent such Prospectus is not usable by such Holder because current Requisite Information with respect to such Holder is not included therein because such Holder has not provided such information to the Company in accordance with this Section 2(c).

(e)	Notwithstanding any other provision of this Agreement, if any Commission guidance sets forth a limitation on the number of shares of the Company’s capital stock to be registered in the Registration Statement), the number of Shares to be registered on such Registration Statement will be reduced on a pro rata basis among the Holders based on the total number of unregistered Shares held by each Holder without penalty to the Company The Company shall file a new registration statement as soon as reasonably practicable covering the resale by the Holders of not less than the number of shares of such Shares that are not registered in the Registration Statement.

3.	Registration Procedures. Whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a)	prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause such Registration Statement to become and remain effective for the Effectiveness Period with respect thereto;

(b)	prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c)	furnish to each Holder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as such Holder may reasonably request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

(d)	use its commercially reasonable efforts to register or qualify the Holders’ Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Holders may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)	list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed (if applicable); and

(f)	immediately notify the Holders at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

4.	Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration, listing, qualification and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, fees of transfer agents and registrars are called “Registration Expenses.” All selling commissions applicable to the sale of Registrable Securities are called “Selling Expenses.” The Company shall be responsible for and pay all Registration Expenses. Each Holder shall pay its own Selling Expenses.

5.	Indemnification.

(a)	In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Purchaser, and its officers, directors and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Holder or any such person in writing specifically for use in any such document.

(b)	In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, each Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by such Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of such Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, no Purchaser shall be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by such Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c)	Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel; provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d)	In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either: (i) a Purchaser, or any officer, director or controlling person of such Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of a Purchaser or such officer, director or controlling person of such Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and such Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement; provided, however, that, in any such case, (A) such Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6.	Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Purchasers to any transferee of all or any portion of the Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of: (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transferee shall be an “accredited investor” as that term defined in Rule 501 of Regulation D promulgated under the Securities Act.

7.	General.

(a)	Entire Agreement; Delays or Omissions. This Agreement and the Securities Purchase Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(b)	Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

(c)	Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a “Discontinuation Event” shall mean: (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates generally to the rights of all Holders and that does not directly or indirectly affect the rights of specific Holders in a manner different from other Holders may be given by Holders of at least a majority of the Registrable Securities; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e)	Notices. Any notice or request hereunder may be given to the Company or the Purchaser pursuant to provisions of the Securities Purchase Agreement.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.

(g)	Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BARFRESH FOOD GROUP inc.		Address for Notice:

By:		BARFRESH FOOD GROUP inc.
Name:	Lisa Roger
Title:	Chief Financial Officer
		Attention:	Riccardo Delle Coste,
Date:			Chief Executive Officer
		Email:	riccardo@barfresh.com

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